Exhibit 99.1

    News Release

U.S. Silica Holdings, Inc. Announces Fourth Quarter and Full Year 2015 Results

•	Fourth quarter revenue of $136.1 million and full year revenue of $643.0 million

•	Tons sold in Oil and Gas segment down 10% year-over-year

•	Contribution margin for ISP of $70.1 million up 15% year-over-year

•	Full year operating cash flow of $61.5 million, exceeded capital expenditures by $7.8 million

•	Capital Expenditures for 2016 expected in the range of $15 million to $20 million

Frederick, Md., Feb. 23, 2016 – U.S. Silica Holdings, Inc. (NYSE: SLCA) today announced a net loss of $15.3 million or $(0.29) per basic and diluted share for the fourth quarter ended Dec. 31, 2015 compared with net income of $33.2 million or $0.62 per basic share and $0.61 per diluted share for the fourth quarter ended Dec. 31, 2014. Our effective tax rate for the fourth quarter was 21%, resulting in a tax benefit of $4.2 million. Our fourth quarter results were negatively impacted by $2.1 million in costs for actions designed to help bring our business more in line with current market conditions, $2.4 million for business development related expenses, and $1.1 million in equipment write-off charges. Excluding these expenses and the tax benefit, our EPS was $(0.26) per basic share for the quarter.

“Our fourth quarter and full year results reflect the severe impact lower oil prices have had on our Oil and Gas business in 2015 but also underscore the relevance of being a low cost producer with a diversified business model and a strong balance sheet,” said Bryan Shinn, president and chief executive officer. “Despite the headwinds, we increased market share in our Oil and Gas business by 50 percent, completed a record year for profitability in our Industrial and Specialty Products segment and generated free cash flow from operations. I believe the accomplishments achieved in 2015, coupled with the steps we are taking in 2016 to further reduce our costs, leverage our competitive advantages and protect our balance sheet will further strengthen our Company and position us well for long-term success,” he added.

Full Year 2015 Highlights

Total Company

•	Revenue totaled $643.0 million compared with $876.7 million for the full year of 2014, a decrease of 27%.

•	Overall tons sold were 10.0 million tons compared with 10.9 million tons for 2014, a decrease of 8%.

•	Selling, general and administrative expense for the year totaled $62.8 million compared with $89.0 million for the full year 2014, representing 10% of revenue for both years.

•	Contribution margin was $159.1 million or 25% of revenue compared with $317.2 million or 36% of revenue for the full year 2014.

•	Adjusted EBITDA was $109.5 million or 17% of revenue compared with $246.2 million or 28% of revenue for the full year 2014.

•	Net income was $11.9 million or $0.22 per basic share compared with $121.5 million or $2.26 per basic share for the full year 2014.

Fourth Quarter 2015 Highlights

Total Company

•	Revenue totaled $136.1 million compared with $249.6 million for the same period last year, a decrease of 45%.

•	Overall tons sold were 2.5 million tons, a decrease of 18% from the 3.0 million tons for the fourth quarter of 2014.

•	Contribution margin for the quarter was $22.1 million compared with $93.9 million in the same period of the prior year, a decrease of 76%.

•	Adjusted EBITDA was $10.8 million or 8% of revenue versus $67.0 million or 27% of revenue for the same period last year.

Oil and Gas

•	Revenue for the quarter totaled $88.8 million compared with $196.0 million for the same period in 2014.

•	54% of tons were sold in basin compared with 66% in the fourth quarter of 2014.

•	Tons sold totaled 1.6 million tons compared with 2.0 million tons sold in the fourth quarter of 2014.

•	Segment contribution margin was $7.0 million versus $80.4 million in the fourth quarter of 2014.

Industrial and Specialty Products

•	Revenue for the quarter totaled $47.3 million compared with $53.5 million for the same period in 2014.

•	Tons sold totaled 0.9 million tons compared with 1.0 million tons sold in the fourth quarter of 2014.

•	Segment contribution margin was $15.2 million versus $13.5 million in the fourth quarter of 2014.

Capital Update

As of Dec. 31, 2015, the Company had $298.9 million in cash and cash equivalents and short term investments and $46.7 million available under its credit facilities. Total debt at Dec. 31, 2015 was $491.7 million compared with $495.1 million at Dec. 31, 2014. Capital expenditures in the fourth quarter totaled $15.5 million and were associated largely with the Company’s investments in various maintenance, expansion and cost improvement projects.

Outlook and Guidance

Due to the current lack of visibility in its Oil and Gas business, the Company will continue to refrain from providing guidance for Adjusted EBITDA until such time as we can gain more clarity around our customers’ business activity levels and the associated demand for our products. Based on current market conditions, the Company anticipates that its capital expenditures for 2016 will be in the range of $15 million to $20 million.

Conference Call

U.S. Silica will host a conference call for investors tomorrow, Feb. 24, 2016 at 9:00 a.m. Eastern Time to discuss these results. Hosting the call will be Bryan Shinn, president and chief executive officer and Don Merril, vice president and chief financial officer. Investors are invited to listen to a live webcast of the conference call by visiting the “Investor Resources” section of the Company’s website at www.ussilica.com. The webcast will be archived for one year. The call can also be accessed live over the telephone by dialing (877) 869-3847 or for international callers, (201) 689-8261. A replay will be available shortly after the call and can be accessed by dialing (877) 660-6853 or for international callers, (201) 612-7415. The conference ID for the replay is 13629907. The replay of the call will be available through March 24, 2016.

About U.S. Silica

U.S. Silica is a leading producer of commercial silica used in the oil and gas industry, and in a wide range of industrial applications. Over its 116-year history, U.S. Silica has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver over 260 products to customers across our end markets. The Company currently operates nine industrial sand production plants and eight oil and gas sand production plants. The Company is headquartered in Frederick, Maryland and also has offices located in Chicago, Illinois, and Houston, Texas. The Company operates on a platform of ethics, safety and sustainability.

Forward-looking Statements

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of this date. Forward-looking statements made include any statement that does not directly relate to any historical or current fact and may include, but are not limited to, statements regarding U.S. Silica’s growth opportunities, strategy, future financial results, forecasts, projections, plans and capital expenditures, and the commercial silica industry. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are: (1) fluctuations in demand for commercial silica; (2) the cyclical nature of our customers’ businesses; (3) operating risks that are beyond our control; (4) federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing; (5) our ability to implement our capacity expansion plans within our current timetable and budget; (6) loss of, or reduction in, business from our largest customers; (7) increasing costs or a lack of dependability or availability of transportation services or infrastructure; (8) our substantial indebtedness and pension obligations; (9) our ability to attract and retain key personnel; (10) silica-related health issues and corresponding litigation; (11) seasonal and severe weather conditions; and (12) extensive and evolving environmental, mining, health and safety, licensing, reclamation and other regulation (and changes in their enforcement or interpretation). Additional information concerning these and other factors can be found in U.S. Silica’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

U.S. SILICA HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2015	2014
	(in thousands, except per share amounts)
Sales	$136,112	$249,589
Cost of goods sold (excluding depreciation, depletion and amortization)	116,614	157,700
Operating expenses
Selling, general and administrative	15,682	35,659
Depreciation, depletion and amortization	16,378	12,664

	32,060	48,323

Operating income (loss)	(12,562)	43,566
Other income (expense)
Interest expense	(6,835)	(5,431)
Other income (expense), net, including interest income	(90)	379

	(6,925)	(5,052)

Income (loss) before income taxes	(19,487)	38,514
Income tax benefit (expense)	4,167	(5,276)

Net income (loss)	$(15,320)	$33,238

Earnings (loss) per share:
Basic	$(0.29)	$0.62
Diluted	$(0.29)	$0.61
Weighted average shares outstanding:
Basic	53,323	53,838
Diluted	53,520	54,340
Dividends declared per share	$0.06	$0.13

	Year Ended December 31,
	2015	2014
	(in thousands, except per share amounts)
Sales	$642,989	$876,741
Cost of goods sold (excluding depreciation, depletion and amortization)	495,066	566,584
Operating expenses
Selling, general and administrative	62,777	88,971
Depreciation, depletion and amortization	58,474	45,019

	121,251	133,990

Operating income	26,672	176,167
Other income (expense)
Interest expense	(27,283)	(18,202)
Other income, net, including interest income	728	758

	(26,555)	(17,444)

Income before income taxes	117	158,723
Income tax benefit (expense)	11,751	(37,183)

Net income	$11,868	$121,540

Earnings (loss) per share:
Basic	$0.22	$2.26
Diluted	$0.22	$2.24
Weighted average shares outstanding:
Basic	53,344	53,719
Diluted	53,601	54,296
Dividends declared per share	$0.44	$0.50

U.S. SILICA HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$277,077	$263,066
Short-term investments	21,849	75,143
Accounts receivable, net	58,706	120,881
Inventories, net	65,004	66,712
Prepaid expenses and other current assets	9,921	9,267
Deferred income taxes, net	—	22,295
Income tax deposits	6,583	746

Total current assets	439,140	558,110

Property, plant and mine development, net	561,196	565,755
Goodwill	68,647	68,647
Trade names	14,474	14,914
Customer relationships, net	6,453	6,984
Other assets	18,709	12,317

Total assets	$1,108,619	$1,226,727

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	49,631	85,781
Dividends payable	3,453	6,805
Accrued liabilities	11,708	17,911
Accrued interest	58	60
Current portion of long-term debt	3,330	3,329
Current portion of deferred revenue	15,738	26,771

Total current liabilities	83,918	140,657

Long-term debt	488,375	491,757
Liability for pension and other post-retirement benefits	55,893	59,932
Deferred revenue	59,676	64,722
Deferred income taxes, net	19,513	49,749
Other long-term obligations	17,077	16,094

Total liabilities	724,452	822,911
Stockholders’ Equity:
Preferred stock	—	—
Common stock	539	539
Additional paid-in capital	194,670	191,086
Retained earnings	220,974	232,551
Treasury stock, at cost	(15,845)	(542)
Accumulated other comprehensive loss	(16,171)	(19,818)

Total stockholders’ equity	384,167	403,816

Total liabilities and stockholders’ equity	$1,108,619	$1,226,727

Non-GAAP Financial Measures

Segment Contribution Margin

Segment contribution margin is a key metric that management uses to evaluate our operating performance and to determine resource allocation between segments. Segment contribution margin excludes certain corporate costs not associated with the operations of the segment. These unallocated costs include costs related to corporate functional areas such as sales, production and engineering, corporate purchasing, accounting, treasury, information technology, legal and human resources.

The following tables set forth a reconciliation of income before income taxes, the most directly comparable GAAP financial measure, to segment contribution margin.

	Three Months Ended December 31,
	2015	2014
	(in thousands)
Sales:
Oil & Gas Proppants	$88,842	$196,043
Industrial & Specialty Products	47,270	53,546

Total sales	136,112	249,589
Segment contribution margin:
Oil & Gas Proppants	6,956	80,419
Industrial & Specialty Products	15,184	13,456

Total segment contribution margin	22,140	93,875
Operating activities excluded from segment cost of goods sold	(2,642)	(1,985)
Selling, general and administrative	(15,682)	(35,660)
Depreciation, depletion and amortization	(16,378)	(12,664)
Interest expense	(6,835)	(5,431)
Other income (expense), net, including interest income	(90)	379

Income (loss) before income taxes	$(19,487)	$38,514

	Year Ended December 31,
	2015	2014
	(in thousands)
Sales:
Oil & Gas Proppants	$430,435	$662,770
Industrial & Specialty Products	212,554	213,971

Total sales	642,989	876,741
Segment contribution margin:
Oil & Gas Proppants	88,928	256,137
Industrial & Specialty Products	70,137	61,102

Total segment contribution margin	159,065	317,239
Operating activities excluded from segment cost of goods sold	(11,142)	(7,082)
Selling, general and administrative	(62,777)	(88,971)
Depreciation, depletion and amortization	(58,474)	(45,019)
Interest expense	(27,283)	(18,202)
Other income, net, including interest income	728	758

Income before income taxes	$117	$158,723

Adjusted EBITDA

Adjusted EBITDA is not a measure of our financial performance or liquidity under GAAP and should not be considered as an alternative to net income as a measure of operating performance, cash flows from operating activities as a measure of liquidity or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized, and excludes certain non-recurring charges that may recur in the future. Management compensates for these limitations by relying primarily on our GAAP results and by using Adjusted EBITDA only supplementally. Our measure of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

The following tables set forth a reconciliation of net income, the most directly comparable GAAP financial measure, to Adjusted EBITDA.

	Three Months Ended December 31,
	2015	2014
	(in thousands)
Net income	$(15,320)	$33,238
Total interest expense, net of interest income	6,617	5,325
Provision for taxes	(4,167)	5,276
Total depreciation, depletion and amortization expenses (1)	16,378	12,664

EBITDA	3,508	56,503
Non-cash incentive compensation (2)	2,033	2,681
Post-employment expenses (excluding service costs) (3)	834	586
Business development related expenses (4)	2,358	6,473
Other adjustments allowable under our existing credit agreement (5)	2,044	770

Adjusted EBITDA	$10,777	$67,013

(1)	Includes $1.1 million equipment write-offs mainly due to discontinuation of certain industrial and specialty products.
(2)	Reflects stock-based compensation expense.
(3)	Includes net pension cost and net post-retirement cost relating to pension and other post-retirement benefit obligations during the applicable period, but in each case excluding the service cost relating to benefits earned during such period. See Note P—Pension and Post-retirement Benefits to our Financial Statements in Part II, Item 8 of this Annual Report on Form 10-K.
(4)	Reflects expenses related to business development activities in connection with our growth and expansion initiatives.
(5)	Reflects miscellaneous adjustments permitted under our existing credit agreement, including such items as restructuring costs and certain employment agency fees. Restructuring costs were $2.1 million for the three months ended December 31, 2015, consisting of severance expense and costs for other actions that will provide future cost savings.

	Year Ended December 31,
	2015	2014
	(in thousands)
Net income	$11,868	$121,540
Total interest expense, net of interest income	26,578	17,868
Provision for taxes	(11,751)	37,183
Total depreciation, depletion and amortization expenses (1)	58,474	45,019

EBITDA	85,169	221,610
Non-cash incentive compensation (2)	3,857	7,487
Post-employment expenses (excluding service costs) (3)	3,335	1,730
Business development related expenses (4)	10,701	11,450
Other adjustments allowable under our existing credit agreement (5)	6,446	3,936

Adjusted EBITDA	$109,508	$246,213

(1)	Includes $1.1 million equipment write-offs mainly due to discontinuation of certain industrial and specialty products.
(2)	Reflects stock-based compensation including adjustments for the revaluation of performance share units.
(3)	Includes net pension cost and net post-retirement cost relating to pension and other post-retirement benefit obligations during the applicable period, but in each case excluding the service cost relating to benefits earned during such period. See Note P—Pension and Post-retirement Benefits to our Financial Statements in Part II, Item 8 of this Annual Report on Form 10-K.
(4)	Reflects expenses related to business development activities in connection with our growth and expansion initiatives.
(5)	Reflects miscellaneous adjustments permitted under our existing credit agreement, including such items as restructuring costs and certain employment agency fees. Restructuring costs were $4.8 million for 2015 consisting of severance expense and costs for other actions that will provide future cost savings.

Investor Contact:

Michael Lawson

Director of Investor Relations and Corporate Communications

(301) 682-0304

lawsonm@USSilica.com

#